Exhibit 10(d)

BEMIS SUPPLEMENTAL RETIREMENT PLAN FOR SENIOR OFFICERS

(As Amended Effective January 1, 2014)

Section 1.    Purpose of Plan. The Bemis Supplemental Retirement Plan for Senior Officers (the “Plan”) has been established to provide supplemental benefits in addition to those provided through the Retirement Plan and Regular SERP. By providing said benefits, the Plan provides deferred compensation for a select group of management or highly compensated employees and therefore is exempt from most requirements of ERISA. The Plan is intended to comply with the requirements of Code §409A.

Section 2.    Transition Rules. The Plan as set forth herein applies to Participants with Separations from Service after December 31, 2013. Benefits which commenced after December 31, 2007 and payable to Participants whose Separations from Service occurred prior to January 1, 2014 were paid pursuant to the Plan as amended and restated in 2008.

Benefits which commenced during 2005-2008 are being paid pursuant to transition rules applicable under Code §409A.

Benefits commencing prior to 2005 were paid under the Plan as previously in effect.

Section 3.    Definitions. The following definitions shall apply for purposes of this Plan:

(a)	The “Actuarial Equivalent” factors used in the Plan are as follows:

(1)
The interest rate used will be the annual interest rate on 30-year Treasury securities as specified by the Commissioner of Internal Revenue for October immediately preceding whichever of the following Plan Years is applicable:

(A)	For calculation of the BIPSP Offset, the Plan Year in which occurs the first day of the month following the month of the Participant’s Separation from Service.

(B)	For calculation of monthly amounts payable under alternative forms of annuity, the Plan Year which contains the commencement date specified in Section 7(a).

(C)	For calculation of elective lump sum payments to Participants under Section 8(a) or 120-month installment payments under Section 8(b), the Plan Year which contains the date specified in Section 7(a).

(D)	For calculation of lump sum death benefits under Section 8, the Plan Year which contains the first day of the month after the month in which the Participant’s death occurred.

(E)	For calculations under Section 9, the Plan Year which contains the applicable date is defined in said section.

(F)
For purposes of calculating whether the amount in Section 11 is $100,000 or less, the Plan Year which contains the seventh month following the month in which the Participant’s Separation from Service occurs.

(G)	For purposes of calculating whether the amount in Section 11 is $100,000 or less, the Plan Year in which the Participant’s death occurred.

(H)	For purposes of applying Section 11(d) (mandatory cashouts of certain benefits where Separation from Service or death occurred prior to 2008), the 2008 Plan Year (i.e. use October 2007 rate).

(2)	The mortality table used for such calculations is the “applicable mortality table” referred to in Income Tax Reg. 1.417(e)-1(d)(2), or any successor to said regulation.

(b)
“Beneficiary” means the person or persons a Participant designates as such on his or her Beneficiary designation form. The Company may prescribe a combined Beneficiary designation form for use under this Plan and other plans providing non-qualified deferred compensation. The Participant may alter or revoke such designation without the consent of the Beneficiary. If there is not on file with the Company an effective designation of Beneficiary by a deceased Participant, the Beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

(1)    The Participant’s spouse.

(2)
The Participant’s children, except that if any of the Participant’s children predecease the Participant but leave issue surviving the Participant, such issue shall take by right of representation the share their parent would have taken if living.

(3)	The Participant’s personal representative (executor or administrator).

Determination of the identity of the Beneficiary in each case shall be made by the Company. If a Beneficiary survives the Participant, but dies before payment of all amounts to which the Beneficiary is entitled, any remaining payments will be made to the Beneficiary’s estate.

(c)    “BIIP” means the Bemis Investment Incentive Plan as amended from time to time.

(d)    “BIPSP Offset” means the amount calculated as provided in Section 12.
(e)     “Board” means the board of directors of the Company.

(f)
“Change in Control” of the Company means any event which qualifies as a change in the ownership or effective control or a change in the ownership of a substantial portion of the assets of the Company or another member of the Control Group pursuant to Code §409A and any applicable regulations interpreting said section.

(g)    “Code” means the Internal Revenue Code of 1986, as from time to time     amended.

(h)    “Committee” means the Compensation Committee of the Board.

(i)    “Company” means Bemis Company, Inc., a Missouri corporation.

(j)    “Control Group” means the Company and any trade or business under common     control with the Company within the meaning of Code §414(b) and (c).

(k)    “Deemed Commencement Date” is defined in Section 13.

(l)
“Elapsed Time” is defined in the Retirement Plan. However, for purposes of determining the amount of a Participant’s Supplemental Accrued Benefit under Section 6 or Supplemental Preretirement Death Benefit under Section 9, Elapsed Time with an employer prior to the date that employer became a member of the Control Group shall be disregarded. The exclusion in the preceding sentence does not apply for purposes of determining whether a Participant is vested under Section 5.

(m)    “ERISA” means the Employee Retirement Income Security Act of 1974, as from     time to time amended.

(n)    “Final Average Earnings” as defined in the Retirement Plan, subject to the     following adjustments:

(1)	Said amount shall be calculated without regard to the Code §401(a)(17) limit on annual pay, which is $255,000 for 2013 and is subject to a cost-of-living adjustment for years after 2013.

(2)
The years used in calculating the average shall be the five highest years (regardless of whether such years are consecutive) out of the last 15 years. (The Retirement Plan uses the average for the five highest consecutive years.) As provided in Sec. 4.7 of the Retirement Plan, no determination of monthly earnings will be made after the determination in 2014.

(o)    “Normal Retirement Age” is defined in the Retirement Plan.

(p)    “Participant” means an individual designated as such pursuant to Section 4.

(q)    “Participating Employer” means each corporation which is a member of the     Control Group and which employs one or more Participants.

(r)    “Participation Agreement” is the agreement entered into between a Participant     and the Company regarding participation in this Plan.

(s)    “Plan Year” means the 12 month period ending each December 31.

(t)    “Qualified Spouse” is defined in Sec. 7.1 of the Retirement Plan.

(u)    “Regular SERP” means the Bemis Supplemental Retirement Plan as amended     from time to time.

(v)    “Retirement Plan” means the Bemis Retirement Plan as amended from time to     time.

(w)    “Separation from Service” is defined in Code §409A(a)(2)(A)(i) and applicable     guidance thereunder, which generally provides that:

(1)
a Participant will be deemed to have a Separation from Service only if the Participant ceases to perform any services for the Company and other members of the Control Group, or the Participant continues to provide only “insignificant” services;

(2)	service is “insignificant” if it is performed at a rate that is no more than 20% of the average level of services provided by the Participant for the preceding three full calendar years;

(3)
a bona fide leave of absence will not be considered a Separation of Service for the first six months of such leave or until the Participant no longer has a right to reemployment by statute or contract, whichever is longer; and

(4)	transfer to an employer in which the Company or another member of the Control Group has at least 50% ownership interest is not a Separation from Service.

(x)    “Supplemental Accrued Benefit” is defined in Section 6.

(y)	“Supplemental BIPSP” means the Bemis Supplemental BIPSP as amended from time to time.

Section 4.    Eligibility to Participate. Participants shall be designated by the Committee from among senior officers of the Company. The Company will enter into a Participation Agreement with each Participant.

Section 5.    Eligibility for a Benefit (Vesting). If a Participant’s Separation from Service occurs for a reason other than his or her death under either of the following circumstances, he or she shall be entitled to a Supplemental Accrued Benefit determined as provided in Sections 6, 7 and 8:

(a)	The Participant’s Separation from Service occurs after he or she has attained age 50 and completed 20 or more years of Elapsed Time.

(b)	The Participant’s Separation from Service occurs at a time when the sum of the Participant’s attained age on his or her last birthday and his or her whole years of Elapsed Time is 75 or more.

If a Participant’s Separation from Service occurs after he or she has met the requirements of (a) or (b) and the Participant dies after Separation from Service but before his or her benefit commencement date under Section 7(a), no benefit will be payable under Section 7, but the Participant’s Qualified Spouse, if any, shall be entitled to a Supplemental Preretirement Death Benefit determined as provided in Section 9. Also, if a Participant’s Separation from Service is due to his or her death and occurs after he or she has met the requirements of (a) or (b), no benefit will be payable under Sections 6 and 7 and the Participant’s Qualified Spouse, if any, shall be entitled to a Supplemental Preretirement Death Benefit determined as provided in Section 9. However, if a Participant dies after electing a lump sum or 120 monthly installments under Section 8 but before the lump sum or installments are paid, the lump sum or remaining installments will be paid as provided in Section 8, and no benefit will be paid under Section 9.

No benefit will be payable under the Plan if the Participant’s Separation from Service occurs before the Participant met the foregoing age and service requirements.

Section 6.    Supplemental Accrued Benefit. A Participant’s “Supplemental Accrued Benefit” is a monthly amount equal to the amount in (a) minus the amount in (b):

(a)
2.5% of the Participant’s Final Average Monthly Earnings multiplied by his or her years of Elapsed Time (but not more than 20 years). For this purpose, Elapsed Time excludes service after December 31, 2013. If the Participant’s benefit under this Plan is paid in a form of annuity other than life only, said amount shall be adjusted so that it is the Actuarial Equivalent of a life annuity.

less

(b)	The sum of the following amounts:

(1)
The Participant’s monthly pension under the Retirement Plan, if any, under the form of payment actually paid under said Plan, but excluding any social security supplement payable pursuant to Sec. 6.11(b)(4) of the Retirement Plan. (If the Participant’s pension under the Retirement Plan does not begin until after his pension under this Plan, this offset will be calculated as provided in Section 7(d)(3)).

(2)
2.5% of the Participant’s Primary Social Security Benefit determined under Sec. 4.9 of the Retirement Plan, multiplied by the Participant’s years of Elapsed Time (but not more than 20 years). For this purpose, Elapsed Time excludes service after December 31, 2013. If the Participant’s benefit under this Plan is paid in a form of annuity other than life only, said amount shall be adjusted so that it is the Actuarial Equivalent of a life annuity.

(3)	The Participant’s monthly pension under the Regular SERP, if any, under the form of payment actually paid under said Plan.

(4)
The BIPSP Offset computed as provided in Section 13. If the Participant’s benefit under this Plan is paid in a form of annuity other than life only, the BIPSP Offset shall be adjusted so that it is the Actuarial Equivalent of a life annuity.

Section 7.    Form of Payment and Commencement Date. Except as provided in Section 8, a Participant’s benefit under Section 6 shall be paid as follows:

(a)	The Supplemental Accrued Benefit will commence as of whichever of the following dates is later:

(1)	The first day of the month after the Participant’s Separation from Service.

(2)	The first day of the month after the date the Participant attains age 55.

(b)
If the commencement date in (a) is earlier than the first day of the seventh month after the month in which the Participant’s Separation from Service occurred, payments due under this Plan for months prior to said seventh month will be withheld by the Company and paid in a lump sum during said seventh month. For example, if a Participant has a Separation from Service on June 8, 2009 and the commencement date in (a) is July 1, 2009, his payments under this Plan for July 1 through December 1, 2009 will be withheld and paid during January 2010.

(c)	If the benefit under the Retirement Plan begins as of a date on or before the date specified in (a), the benefit under this Plan will be paid in the same annuity form as under the Retirement Plan.

(d)	If the Participant chooses not to receive his benefit under the Retirement Plan until after the date determined in (a):

(1)
His benefit under this Plan will be paid in the form elected by the Participant and will commence as of the date specified in (a). For this purpose, a Participant may elect any form of payment permitted by Section 7.4 or 7.5 of the Retirement Plan (i.e. joint and 50%, 75%, or 100% annuity or life and 10 years certain annuity).

(2)	Any such election by a Participant must be made before any annuity payment has been made under this Plan. If no election is made, the Participant’s benefit will be paid in the form of a life annuity.

(3)
The amount in Section 6(b)(1) will be the amount which could have been paid by the Retirement Plan in the same form as the benefit under this Plan commencing as of the date specified in (a). This amount will be calculated using the reduction factors in Retirement Plan Sec. 6.2, 6.3, 6.4, or 6.11(b), whichever is applicable, and the optional settlement factors in Retirement Plan Sec. 4.10(a).

(e)	If payment begins before the Participant attains Normal Retirement Age, the Supplemental Accrued Benefit will not be subject to reduction for early commencement.

(f)
If the benefit is paid in a form other than for the Participant’s life only, the monthly amount payable during the Participant’s lifetime will be subject to the Actuarial Equivalent adjustments specified in Section 3(a), and the monthly amount payable after the Participant’s death will be determined in accordance with the form of payment the Participant elected.

Section 8.    Alternative Forms of Payment.    In lieu of a monthly annuity in a form provided in Section 7(d), a Participant may elect to receive his or her benefit in the form of a lump sum under (a) of this section or in 120 monthly installments as provided in (b) of this section, subject to the following:

(a)	Lump Sum Option. A Participant may elect to receive a lump sum payment which is the Actuarial Equivalent of the benefit payable under Section 7. Such elections are subject to the following:

(1)
A Participant may make such an election on or before December 31, 2008. Such an election is irrevocable after December 31, 2008. A Participant who makes such election will receive his or her lump sum payment in whichever of the following months is later:

(A)	The twelfth month after the month in which his or her Separation from Service occurred.

(B)	The month following the month in which he or she attained age 55.

(2)	Lump sum elections made after 2008 are subject to the following requirements:

(A)
The election must be made not later than at least 12 months prior to the Participant’s Separation from Service. However, in the case of any Participant whose Separation from Service occurs prior to his attainment of age 55, the election may be made anytime prior to the Participant’s 54th birthday.

(B)
The lump sum will be paid in the month that is five years after the month in which the earliest payment would have been made to the Participant but for the election. For example, if a Participant makes a lump sum election on December 15, 2009, has a Separation from Service on February 15, 2011, and is eligible for a benefit under this Plan commencing as of March 1, 2011, but for the lump sum election, his monthly benefits under this Plan for March through September of 2011 would have been paid as of September 1, 2011, and his lump sum payment will be made during September, 2016.

(C)	The lump sum election is irrevocable.

(3)
The lump sum amount will be calculated as of the commencement date specified in Section 7(a) and is the Actuarial Equivalent of a life only pension commencing on said date. For this purpose, it will be assumed that the Participant’s benefit under the Retirement Plan and Regular SERP also are paid on a life-only basis commencing on the same date.

(4)	If a Participant who elected a lump sum payment dies after making the election but before receiving the lump sum payment, the lump sum will be paid to the Participant’s Beneficiary.

Such payment will be made on a date determined by the Company which shall not be later than December 31 of the Plan Year in which the Participant died. For this purpose, if the Participant’s death occurs in October, November, or December, as permitted by Code §409A, payment will be considered timely if made not later than the fifteenth day of the third month after the month in which the Participant died.

However, if a Participant makes a lump sum election after December 31, 2008, and dies within 12 months after making the election, as required by Code §409A, the lump sum election will be of no force or effect and no lump sum payment will be made. The restriction in the preceding sentence does not apply to lump sum elections made on or before December 31, 2008.

(5)	The lump sum amount payable in (4) will be the Actuarial Equivalent (as of the date the lump sum is paid) of the benefit the Participant would have received under this Plan if:

(A)	His Separation from Service occurred on the date of his death (or on his actual Separation from Service date, if earlier),

(B)	His benefit under the Plan began as of the first day of the month following such Separation from Service (but not before the first day of the month following his attainment of age 55), and

(C)	His benefit under this Plan, the Retirement Plan, and the Regular SERP was paid on a life only basis.

(6)	If an election is in effect pursuant to this subsection 8(a), the lump sum payment provisions of Section 11 will not be applicable.

(b)	120 Monthly Installment Option: During 2008 a Participant may elect to receive his or her monthly benefit in the form of 120 equal monthly payments, subject to the following:

(1)    Such an election must be made not later than December 31, 2008 and is     irrevocable after said date.

(2)
The monthly payments will commence as of the commencement date specified in Section 7(a) and will be the Actuarial Equivalent of a life only pension commencing on said date. For purposes of computing this amount, it will be assumed that the Participant’s benefit under the Retirement Plan and Regular SERP also are paid on a life only basis commencing the same date.

(3)
If the commencement date specified in Section 7(a) is earlier than the first day of the seventh month after the month in which the Participant’s Separation from Service occurred, payments for months prior to said seventh month will be withheld by the Company and paid in a lump sum during said seventh month.

(4)	If a Participant who elected 120 monthly installments under this subsection dies before all 120 installments have been paid:

(A)    If the Participant dies after attaining age 55, the remaining     installments will be paid to the Participant’s Beneficiary.

(B)
If the Participant dies before attaining age 55, the Actuarial Value of the Participant’s benefit will be paid to the Participant’s Beneficiary in a lump sum. Such payment will be made on a date determined by the Company which shall not be later than December 31 of the Plan Year in which the Participant died. For this purpose, if the Participant’s death occurs in October, November or December, as permitted by Code §409A, payment will be considered timely if made not later than the fifteenth day of the third month after the month in which the Participant died. The lump sum amount will be the Actuarial Equivalent (as of the date the lump sum is paid) of the benefit the Participant would have received under this Plan if:

(A)	His Separation from Service occurred on the date of his death (or on his actual Separation from Service date, if earlier),

(B)	His benefit under the Plan began as of the first day of the month following such Separation from Service (but not before the first day of the month following his attainment of age 55), and

(C)	His benefit under this Plan, the Retirement Plan, and the Regular SERP was paid on a life only basis.

(c)	Any election under this section will be effective only if the Participant also elected the same form of payment under the Regular SERP.

Section 9.    Supplemental Preretirement Death Benefit. The Supplemental Preretirement Death Benefit payable to a Qualified Spouse will be a monthly amount equal to the amount in (a) minus the amount in (b):

(a)	The monthly amount which would be payable if:

(1)	The Participant survived to the date in (i) or (ii) below, whichever is applicable (hereafter referred to as the “applicable date”).

(2)
The Participant was eligible for a life annuity beginning on the applicable date in a monthly amount equal to 2.5% of the Participant’s Final Average Monthly Earnings multiplied by his or her years of Elapsed Time. For this purpose, Elapsed Time excludes service after December 31, 2013.

(3)
The life annuity in (2) was converted to a joint and 100% survivor annuity for the Participant and Qualified Spouse beginning on the applicable date which is the Actuarial Equivalent of the life annuity.

less

(b)	The sum of the following amounts:

(1)	The monthly amount, if any, payable to the Qualified Spouse under the Retirement Plan commencing as of the applicable date.

(2)	The monthly amount which would be payable if:

(A)    The Participant survived to the applicable date.

(B)
The Participant was eligible for a life annuity beginning on the applicable date in a monthly amount equal to 2.5% of the Participant’s Primary Social Security Benefit determined under Sec. 4.9 of the Retirement Plan multiplied by the Participant’s years of Elapsed Time (but not more than 20 years). For this purpose, Elapsed Time excludes service after December 31, 2013.

(C)
The life annuity in (B) was converted to a joint and 100% survivor annuity for the Participant and Qualified Spouse beginning on the applicable date which is the Actuarial Equivalent of the life annuity.

(3)	The monthly amount which would be payable if:

(1)    The Participant survived to the applicable date.

(2)	The BIPSP Offset computed as provided in Section 13 was converted to a joint and 100% survivor annuity for the Participant and Qualified

Spouse beginning on the applicable date which is the Actuarial Equivalent thereof.

If payment begins before the Participant would have attained Normal Retirement Age, the amounts in (a) and (b)(2) will not be subject to reduction for early commencement.

Said death benefit will commence on whichever of the following dates is applicable (the “applicable date”):

(i)
If the Participant’s death occurs on or after the date he or she attained age 55, said death benefit will commence as of the first day of the month following the month in which the Participant’s death occurred.

(ii)
If the Participant’s death occurs before he or she attained age 55, said death benefit will commence as of the first day of the month following the month the Participant would have attained age 55. No death benefit will be paid for months prior to said commencement date.

However, if the Participant elected a lump sum or 120 monthly installments pursuant to Section 8, no benefit will be paid under this section.

Section 10.    Benefits Under This Plan and the Regular SERP Must be Paid in the Same Form. Any benefits payable to a Participant under the Regular SERP must be paid in the same form as his or her benefit under this Plan. For example, a Participant’s lump sum election under this Plan will also apply to any benefits payable under the Regular SERP. Similarly, if a Participant chooses a life and 10 years certain annuity, both plans will pay in that form.

Section 11.    Mandatory Cash-Out of Certain Benefits.

(a)	In any case where the sum of the following amounts is $100,000 or less, in lieu of monthly benefits, the Company shall pay a lump sum equal to the sum of said amounts:

(1)    The Actuarial Equivalent of the benefits payable under this Plan.

(2)	The Actuarial Equivalent of the benefits payable under the Regular SERP, if any.

The amounts in (1) and (2) shall be determined as of the first day of the seventh month following the month in which the Participant’s Separation from Service occurs and shall be paid during said seventh month.

(b)    In any case where the sum of the following amounts is $100,000 or less as of the date of a Participant’s death, in lieu of monthly benefits, the Company shall pay the Participant’s Beneficiary a lump sum death benefit equal to the sum of said amounts:

(1)    The Actuarial Equivalent of the death benefit payable under this Plan.

(2)    The Actuarial Equivalent of the death benefits payable under the Regular SERP, if any.

The amounts in (1) and (2) shall be determined as of the date of the Participant’s death. Payment will occur on a date determined by the Company which shall be not later than December 31 of the Plan Year in which the Participant’s death occurred. For this purpose, if a Participant’s death occurs in October, November, or December, as permitted by Code §409A, payment will be considered timely if made not later than the fifteenth day of the third month after the month in which the Participant’s death occurred.

(c)
If the $5,000 amount specified in Code §411(a)(11) (i.e. the maximum amount a qualified plan may require to be cashed out in lieu of annuity or installment distributions) is increased, the $100,000 amount in this section automatically will be increased to 20 times the new Code §411(a)(11) amount.

Section 12.    Interest on Delayed Payments.

(a)	Any lump sum payment will include interest (at the rate used under Section 2(a) to calculate the lump sum) from the date as of which the lump sum is calculated through the payment date.

(b)
Interest will also be paid on monthly benefits which are delayed due to the six-month rule under Code §409A. For this purpose, the interest rate used will be the interest rate under Section 2(a) for October immediately preceding the Plan Year in which benefits would have commenced but for the six-month delay.

Section 13.    BIPSP Offset. The BIPSP offset will be determined as follows:

(a)     The Company will determine the sum of the following amounts:

(1)
Whichever of the following amounts in (A) or (B) is larger, adjusted for interest after December 31, 2013 at the annual rate of 7% (compounded annually) to the last day of the month preceding the month in which the Participant’s Separation from Service occurred:

(A)	The balance in the Participant’s Retirement Account under the BIIP as of December 31, 2013,

(B)	The amount which would have been held in the Participant’s Retirement Account in the BIIP as of December 31, 2013, if

(i)	the BIPSP contributions the Participant received for each Plan Year were made on December 31 of that Plan Year, and

(ii)	said contributions earned an annual return of 7% (compounded annually) from the December 31 credited to the account.

(2)
The Participant’s “Deemed Supplemental BIPSP Balance” as of December 31, 2013, adjusted for interest after December 31, 2013 at the annual rate of 7% (compounded annually) to the last day of the month preceding the month in which the Participant’s Separation from Service occurred.  The Deemed Supplemental BIPSP Balance as of December 31, 2013 is the amount that would have been held in such individual’s Supplemental BIPSP Account on December 31, 2013 if:

(i)	BIPSP allocations each year the Participant was eligible for such allocations were 3 ½% of certified earnings as defined in the BIIP,

(ii)	such contributions for a Plan Year were made on December 31 of that Plan Year, and

(iii)	such contributions earned an annual return of 7% (compounded annually) from the December 31 credited to the account.

(b)
The Company will use the Actuarial Equivalent factors in Section 3(a) to convert the sum in (a) to the BIPSP Offset, which is a monthly annuity with the first payment on the Participant’s Deemed Commencement Date and the last payment on the first day of the month in which the Participant’s death occurs. For this purpose:

(1)	If the Participant has a Separation from Service after attaining age 55, the Deemed Commencement Date is the first day of the month after the month in which the Separation from Service occurs.

(2)	If the Participant has a Separation from Service before attaining age 55, the Deemed Commencement Date is the first day of the month after the Participant attains age 55.

(3)
If the Participant’s Separation from Service is due to his or her death or the Participant dies after Separation from Service but before the Deemed Commencement Date, the BIPSP Offset will be calculated as if the Participant was living on the Deemed Commencement Date and had a normal life expectancy on said date.

(c)
The BIPSP Offset applies only to Participants who are Group B Participants under the BIIP. Individuals who are Group A Participants under the BIIP are not eligible for BIPSP or Supplemental BIPSP allocations prior to January 1, 2014, and so did not then have BIPSP Offsets under this Plan.

Section 14.    Misconduct. No benefits will be paid to a Participant under this Plan if the Participant’s Separation from Service occurs due to commission of any act of fraud, misappropriation, or embezzlement, or due to commission of a felony in connection with his or her termination (or such grounds for termination existed at the time of Participant’s Separation from Service for other reasons).

Section 15.    Miscellaneous Provisions.

(a)
The Plan will be administered in behalf of the Company by the Committee. The Committee has discretionary authority to construe the terms of the Plan, and the Committee’s determinations shall be final and binding on all persons. The Committee may delegate all or any part of its administrative responsibilities to employees of the Company.

(b)
No Participant shall have any right to assign, pledge, transfer or otherwise hypothecate this Plan or the payments hereunder, in whole or in part. Benefits under this Plan will not be subject to execution, attachment, garnishment, or similar process.

(c)
This Plan constitutes the Company’s unconditional promise to pay the amounts which become payable pursuant to the terms hereof. A Participant’s rights are solely those of an unsecured wage creditor. This Agreement does not give any Participant a security interest in any specific assets of the Company. The Company may establish a trust for the purpose of paying all or any part of the benefits payable under the Plan. If such a trust is established, the trust’s assets will be subject to the claims of the Company’s creditors, and the trust’s assets will not be considered Plan assets for purposes of ERISA.

(d)
The Committee may, in its sole discretion, arrange for payment by each Participating Employer of the amounts the Committee determines are attributable to service with that Participating Employer. Absent such arrangements, a Participant’s entire benefit shall be paid by the Participating Employer by which the Participant was last employed. The Committee may also arrange for one Participating Employer to serve as agent for the other Participating Employers for purposes of issuing benefit payment checks under the Plan.

(e)
This Plan or any Participation Agreement under the Plan shall not be construed as a contract of employment and does not restrict the right of the Company or any other member of the Control Group to discharge the Participant or the right of the Participant to terminate employment.

(f)	The provisions of this Plan shall be construed and enforced according to the laws of Wisconsin to the extent such laws are not preempted by ERISA.

(g)
This Plan shall be binding upon and for the benefit of the successors and assigns of the Company, whether by way of merger, consolidation, operation of the law, assignment, purchase or other acquisition of substantially all of the assets or business of the Company, and any such successor or assign shall absolutely and unconditionally assume all of the Company’s obligations hereunder.

(h)	The Plan may be amended from time to time by the Company, subject to the following:

(1)	The amendment must be approved by the Board or Committee, except as follows:

(A)	The Chief Executive Officer of the Company also may amend the Plan, provided the amendment does not materially increase the cost of the Plan or the amount of benefits provided by the Plan.

(B)	In addition, the Board or Committee may delegate to the Chief Executive Officer authority to approve amendments not falling with the scope of (1).

(2)
No amendment will have the effect of reducing benefits payable to any Participant whose Separation from Service occurred prior to the date the amendment is adopted or who has satisfied the age and length of service requirements of Section 4.

(i)
Certain terms used in this Plan are defined in the Retirement Plan. For such terms, the Retirement Plan definitions apply to all Participants in this Plan, regardless of whether they are also eligible for the Retirement Plan.

Section 16.    Change In Control. If a Change in Control occurs, the Board or Committee may, without the consent of any Participant affected thereby, terminate the Plan and all substantially similar plans. Upon such termination, each Participant who has met the requirements of (a) or (b) as of the date the Plan is terminated will receive an immediate lump sum payment equal to the Actuarial Equivalent of his or her benefit under this Plan:

(a)
A Participant meets the requirements of this subsection (a) if he or she had a Separation from Service prior to the date the Plan is terminated under circumstances such that pursuant to Section 4, he or she is eligible for a benefit under this Plan.

(b)
A Participant who did not have a Separation from Service prior to the date the Plan is terminated meets the requirements of this subsection (b) if he or she would have been eligible pursuant to Section 4 for a benefit under this Plan if his or her Separation from Service had occurred immediately prior to the date the Plan is terminated.

Any such termination of the Plan must occur during the 1-month period preceding or the 12-month period following the Change in Control. The lump sum payments must be completed within 12 months after the Plan is terminated.